Exhibit 99.1

Silvercrest Asset Management Group Inc. Reports Q2 2026 Results

New York, NY – July 30, 2026 - Silvercrest Asset Management Group Inc. (NASDAQ: SAMG) (the “Company” or “Silvercrest”) today reported the results of its operations for the quarter and six months ended June 30, 2026.

Business Update

Silvercrest made strategic progress during the second quarter, and the plan we have described over the past two years is proceeding as designed. Discretionary assets under management (“AUM”), which primarily drives the firm's revenue, increased 6.9% during the second quarter to $24.7 billion at June 30, 2026, and from $23.1 billion at March 31, 2026, driven by market appreciation partially offset by net client outflows. Outflows during the quarter were primarily attributable to seasonal high net worth client withdrawals for tax payments, consistent with prior second quarters, as well as institutional outflows. Over $200 million of those outflows will have no revenue effect. Year over year, discretionary AUM grew 4.2% from $23.7 billion. Total AUM increased 3.6% during the quarter to $37.0 billion.

Organic new client account flows were $111 million for the second quarter, up from $81 million in the first quarter and $80 million in the prior-year period. As discussed in prior quarters, non-discretionary AUM are associated with a small portion of revenue. We will adjust how the firm reports non-discretionary AUM next quarter, likely eliminating the non-discretionary category. This adjustment will substantially lower reported non-discretionary and total AUM on a one-time basis without any revenue effect. We seek to provide investors with a clearer picture of the discretionary AUM and economics that drive our business. While revenue was flat year over year, reflecting average AUM levels weighed down by first-quarter outflows, we enter the third quarter with discretionary AUM meaningfully above the level that drove second-quarter billing.

Our institutional pipeline has grown substantially and remains robust, particularly in our Global and International Equity strategies, which continue to deliver exceptional performance. This week, we received and are investing an AUS$500 million (~$351 million) contribution to our Global Value strategy. That strategy now manages $2.5 billion. Silvercrest's institutional business now stands at $9.8 billion in AUM, up from $8.7 billion at the end of the first quarter. Our OCIO business, which the firm built from inception, now manages $2.9 billion.

We have made significant progress on our global infrastructure and distribution build-out and are entering the revenue phase. We expect to complete our MiFID license through the Central Bank of Ireland by the end of the third quarter. With our Australian unit trust established, our UCITS vehicle and European licensing near completion, the administrative and legal costs associated with these initiatives will decline meaningfully as the distribution access they create begins to contribute. We now have achieved important third-party ratings for our strategies and vehicles, and we are working on additional ratings with major global consultants, which we expect to further open institutional distribution channels worldwide.

We continue to invest in the firm's talent. Our Dublin head of office and our first Dublin-based portfolio manager join the firm next week, and we look forward to making announcements about these impressive professionals.

As previously discussed, Silvercrest will continue to adjust our compensation ratio to match compelling opportunities to organically grow the business. Total compensation and benefits expense was $20.5 million, representing 66.6% of revenue, for the three months ended June 30, 2026. As we have consistently communicated, our earnings and Adjusted EBITDA¹ reflect the deliberate cost of the most significant investment program in the firm's history, and we expect the compensation ratio to remain elevated as these investments mature.

As previously announced, our shareholders approved an increase in the number of shares issuable under our equity incentive plan. Intellectual capital is Silvercrest's most important resource, and we intend to imminently make equity grants to the professionals who are building our business and executing our strategy. Attracting and motivating our professionals and working to align their long-term interests with those of our shareholders is fundamental to how we intend to grow the firm and compound value through this investment cycle and beyond.

SILVERCREST ASSET MANAGEMENT GROUP INC.

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM

Cash and cash equivalents were $20.7 million at June 30, 2026, and we had $9.5 million outstanding under our term loan with City National Bank. Our strong balance sheet continues to support our strategic growth initiatives, our substantial dividend, and ongoing capital returns to shareholders.

On July 29, 2026, the Company’s Board of Directors declared a quarterly dividend of $0.21 per share of Class A common stock. The dividend will be paid on or about September 18, 2026 to stockholders of record as of the close of business on September 11, 2026.

Second Quarter 2026 Highlights

•
Total AUM of $37.0 billion, inclusive of discretionary AUM of $24.7 billion and non-discretionary AUM of $12.3 billion, at June 30, 2026.
•
Revenue of $30.8 million.
•
U.S. Generally Accepted Accounting Principles (“GAAP”) consolidated net income and net income attributable to Silvercrest of $0.5 million and $0.2 million, respectively.
•
Basic and diluted net income per share of $0.02.
•
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)1 of $3.4 million.
•
Adjusted net income1 of $1.2 million.
•
Adjusted basic and diluted earnings per share1,2 of $0.10.

The table below presents a comparison of certain GAAP and non-GAAP (“Adjusted”) financial measures and AUM.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands except as indicated)	2026	2025	2026	2025
Revenue	$30,783	$30,673	$62,189	$62,065
Income before other income (expense), net	$958	$4,041	$2,220	$8,878
Net income	$469	$3,149	$1,002	$7,077
Net income margin	1.5%	10.3%	1.6%	11.4%
Net income attributable to Silvercrest	$170	$1,918	$407	$4,387
Net income per basic share	$0.02	$0.21	$0.05	$0.47
Net income per diluted share	$0.02	$0.21	$0.05	$0.47
Adjusted EBITDA[1]	$3,440	$5,735	$7,150	$12,232
Adjusted EBITDA Margin[1]	11.2%	18.7%	11.5%	19.7%
Adjusted net income[1]	$1,164	$3,258	$2,640	$7,152
Adjusted basic earnings per share[1,2]	$0.10	$0.26	$0.22	$0.57
Adjusted diluted earnings per share[1,2]	$0.10	$0.25	$0.22	$0.54
Assets under management at period end (billions)	$37.0	$36.7	$37.0	$36.7
Average assets under management (billions)[3]	$36.4	$36.0	$37.0	$36.6
Discretionary assets under management (billions)	$24.7	$23.7	$24.7	$23.7

[1]	Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibits 2 and 3.
[2]

Adjusted basic and diluted earnings per share measures for the three and six months ended June 30, 2026 are based on the number of shares of Class A common stock and Class B common stock outstanding as of June 30, 2026. Adjusted diluted earnings per share are further based on the addition of unvested restricted stock units and non-qualified stock options to the extent dilutive at the end of the reporting period.

[3]	We have computed average AUM by averaging AUM at the beginning of the applicable period and AUM at the end of the applicable period.

AUM at $37.0 Billion

Silvercrest’s discretionary AUM increased by $1.0 billion, or 4.2%, to $24.7 billion at June 30, 2026, from $23.7 billion at June 30, 2025. Silvercrest’s total AUM increased by $0.3 billion, or 0.8%, to $37.0 billion at June 30, 2026, from $36.7 billion at June 30,

2025. The increase in total AUM was attributable to market appreciation of $3.5 billion, partially offset by net client outflows of $3.2 billion.

Silvercrest’s discretionary assets under management increased by $1.6 billion, or 6.9%, to $24.7 billion at June 30, 2026, from $23.1 billion at March 31, 2026. The increase was attributable to market appreciation of $2.4 billion, partially offset by net client outflows of $0.8 billion. Silvercrest’s total AUM increased by $1.3 billion, or 3.6%, to $37.0 billion at June 30, 2026, from $35.7 billion at March 31, 2026. The increase was attributable to market appreciation of $2.4 billion, partially offset by net client outflows of $1.1 billion.

Second Quarter 2026 vs. Second Quarter 2025

Revenue increased by $0.1 million, or 0.4%, to $30.8 million for the three months ended June 30, 2026, from $30.7 million for the three months ended June 30, 2025. This increase was mainly due to market appreciation partially offset by net client outflows during the period.

Total expenses increased by $3.2 million, or 12.0%, to $29.8 million for the three months ended June 30, 2026, from $26.6 million for the three months ended June 30, 2025. Compensation and benefits expense increased by $1.7 million, or 8.9%, to $20.5 million for the three months ended June 30, 2026, from $18.8 million for the three months ended June 30, 2025. The increase was primarily attributable to increases in salaries and benefits of $0.4 million, primarily as a result of merit-based increases and newly hired staff, including our new staff in Ireland, as well as an increase in the accrual for bonuses of $1.1 million and equity-based compensation of $0.2 million. General and administrative expenses increased by $1.5 million, or 19.3%, to $9.3 million for the three months ended June 30, 2026 from $7.8 million for the three months ended June 30, 2025. The increase was primarily attributable to increases in professional fees of $0.8 million, occupancy and related costs of $0.1 million, primarily related to new office space in Singapore, travel and entertainment expenses of $0.2 million, portfolio and systems expense of $0.5 million and depreciation and amortization of $0.1 million, partially offset by a decrease in recruiting costs of $0.2 million.

Consolidated net income was $0.5 million, or 1.5% of revenue, for the three months ended June 30, 2026, as compared to consolidated net income of $3.1 million, or 10.3% of revenue, for the same period in the prior year. Net income attributable to Silvercrest was $0.2 million, or $0.02 per basic and diluted share, for the three months ended June 30, 2026. Our adjusted net income1 was $1.2 million, or $0.10 per adjusted basic and adjusted diluted share2 for the three months ended June 30, 2026.

Adjusted EBITDA1 was $3.4 million, or 11.2% of revenue, for the three months ended June 30, 2026, as compared to $5.7 million, or 18.7% of revenue, for the same period in the prior year.

Six Months Ended June 30, 2026 vs. Six Months Ended June 30, 2025

Revenue increased by $0.1 million, or 0.2%, to $62.2 million for the six months ended June 30, 2026, from $62.1 million for the six months ended June 30, 2025. This increase was driven by market appreciation, partially offset by net client outflows.

Total expenses increased by $6.8 million, or 12.8%, to $60.0 million for the six months ended June 30, 2026, from $53.2 million for the six months ended June 30, 2025. Compensation and benefits expense increased by $3.9 million, or 10.5%, to $41.6 million for the six months ended June 30, 2026, from $37.7 million for the six months ended June 30, 2025. The increase was primarily attributable to increases in salaries and benefits of $1.0 million, primarily as a result of merit-based increases and newly hired staff, including our new staff in Ireland, as well as an increase in the accrual for bonuses of $2.3 million, equity-based compensation of $0.2 million and severance of $0.4 million. General and administrative expenses increased by $2.8 million, or 18.3%, to $18.3 million for the six months ended June 30, 2026, from $15.5 million for the six months ended June 30, 2025. The increase was primarily attributable to increases in professional fees of $1.6 million, occupancy and related costs of $0.3 million, primarily related to new office space in Singapore, travel and entertainment expenses of $0.5 million, portfolio and systems expense of $0.5 million and depreciation and amortization of $0.1 million, partially offset by a decrease in recruiting costs of $0.1 million.

Consolidated net income was $1.0 million, or 1.6% of revenue, for the six months ended June 30, 2026, as compared to consolidated net income of $7.1 million, or 11.4% of revenue, for the same period in the prior year. Net income attributable to Silvercrest was $0.4 million, or $0.05 per basic share and diluted share, for the six months ended June 30, 2026. Our adjusted net income1 was $2.6 million, or $0.22 per adjusted basic and adjusted diluted share2 for the six months ended June 30, 2026.

Adjusted EBITDA1 was $7.2 million, or 11.5% of revenue, for the six months ended June 30, 2026, as compared to $12.2 million, or 19.7% of revenue, for the same period in the prior year.

Liquidity and Capital Resources

Cash and cash equivalents were $20.7 million at June 30, 2026, compared to $44.1 million at December 31, 2025. As of June 30, 2026, there was $9.5 million outstanding under our term loan and nothing outstanding under our revolving credit facility with City National Bank.

Silvercrest Asset Management Group Inc.’s total equity was $46.0 million at June 30, 2026. We had 7,751,149 shares of Class A common stock outstanding and 4,096,618 shares of Class B common stock outstanding at June 30, 2026.

Non-GAAP Financial Measures

To provide investors with additional insight, promote transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making, we supplement our consolidated financial statements presented on a basis consistent with GAAP with Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures of earnings. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

•
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization.
•
We define Adjusted EBITDA as EBITDA without giving effect to the Delaware franchise tax, professional fees associated with acquisitions or financing transactions, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses, but including partner incentive allocations, prior to our initial public offering, as an expense. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings of the Company, taking into account earnings attributable to both Class A and Class B stockholders.
•
Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted EBITDA Margin, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring profitability of the Company, taking into account profitability attributable to both Class A and Class B stockholders.
•
Adjusted Net Income represents recurring net income without giving effect to professional fees associated with acquisitions or financing transactions, losses on forgiveness of notes receivable from our partners, gains on extinguishment of debt or other obligations related to acquisitions, impairment charges and losses on disposals or abandonment of assets and leaseholds, client reimbursements and fund redemption costs, severance and other similar expenses. Furthermore, Adjusted Net Income includes income tax expense assuming a blended corporate rate of 26%. We believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Net Income, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring income of the Company, taking into account income attributable to both Class A and Class B stockholders.
•
Adjusted Earnings Per Share represents Adjusted Net Income divided by the actual Class A and Class B shares outstanding as of the end of the reporting period for basic Adjusted Earnings Per Share, and to the extent dilutive, we add unvested restricted stock units and non-qualified stock options to the total shares outstanding to compute diluted Adjusted Earnings Per Share. As a result of our structure, which includes a non-controlling interest, we believe that it is important to management and investors to supplement our consolidated financial statements presented on a GAAP basis with Adjusted Earnings Per Share, a non-GAAP financial measure of earnings, as this measure provides a perspective of recurring earnings per share of the Company as a whole as opposed to being limited to our Class A common stock.

Conference Call

The Company will host a conference call on July 31, 2026, at 8:30 a.m. (Eastern Time) to discuss these results. The call will be hosted by Richard R. Hough III, Chief Executive Officer and President, and Scott A. Gerard, Chief Financial Officer. Listeners may access the call by dialing 1-844-836-8743, or for international listeners the call may be accessed by dialing 1-412-317-5723. A live, listen-only webcast will also be available via the investor relations section of www.silvercrestgroup.com. An archived replay of the call will be available after the completion of the live call on the Investor Relations page of the Silvercrest website at http://ir.silvercrestgroup.com/.

Forward-Looking Statements

This release contains, and from time to time our management may make, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions. These statements are only predictions based on our current expectations and projections about future events. Important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements include, but are not limited to: incurrence of net losses; fluctuations in quarterly and annual results; adverse economic or market conditions; our expectations with respect to future levels of assets under management, inflows and outflows; our ability to retain clients; our ability to maintain our fee structure; our particular choices with regard to investment strategies employed; our ability to hire and retain qualified investment professionals; the cost of complying with current and future regulation coupled with the cost of defending ourselves from related investigations or litigation; failure of our operational safeguards against breaches in data security, privacy, conflicts of interest or employee misconduct; our expected tax rate; our expectations with respect to deferred tax assets; incurrence of net losses; adverse effects of management focusing on implementation of a growth strategy; failure to develop and maintain the Silvercrest brand; and other factors disclosed under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2025, which is accessible on the U.S. Securities and Exchange Commission’s website at www.sec.gov. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Silvercrest

Silvercrest was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Boston, Virginia, New Jersey, California, Wisconsin, Atlanta and Singapore, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors.

Silvercrest Asset Management Group Inc.

Contact: Richard Hough

212-649-0601

rhough@silvercrestgroup.com

Exhibit 1

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share amounts or as noted)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Revenue
Management and advisory fees	$29,642	$29,515	$59,927	$59,783
Family office services	1,141	1,158	2,262	2,282
Total revenue	30,783	30,673	62,189	62,065
Expenses
Compensation and benefits	20,485	18,805	41,629	37,686
General and administrative	9,340	7,827	18,340	15,501
Total expenses	29,825	26,632	59,969	53,187
Income before other (expense) income, net	958	4,041	2,220	8,878
Other (expense) income, net
Other (expense) income, net	30	20	8	27
Interest income	53	163	131	436
Interest expense	(190)	(15)	(379)	(30)
Unrealized gain on investment	166	—	87	—
Total other (expense) income, net	59	168	(153)	433
Income before provision for income taxes	1,017	4,209	2,067	9,311
Provision for income taxes	(548)	(1,060)	(1,065)	(2,234)
Net income	469	3,149	1,002	7,077
Less: net income attributable to non-controlling interests	(299)	(1,231)	(595)	(2,690)
Net income attributable to Silvercrest	$170	$1,918	$407	$4,387
Net income per share:
Basic	$0.02	$0.21	$0.05	$0.47
Diluted	$0.02	$0.21	$0.05	$0.47
Weighted average shares outstanding:
Basic	7,689,077	9,095,966	7,685,929	9,337,530
Diluted	7,737,556	9,124,278	7,733,452	9,370,217

Exhibit 2

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”) Adjusted EBITDA Measure

(Unaudited and in thousands, except share and per share amounts or as noted)

Adjusted EBITDA	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of non-GAAP financial measure:
Net income	$469	$3,149	$1,002	$7,077
Provision for income taxes	548	1,060	1,065	2,234
Delaware Franchise Tax	50	50	100	100
Interest expense	190	15	379	30
Interest income	(53)	(163)	(131)	(436)
Depreciation and amortization	1,142	1,079	2,232	2,118
Equity-based compensation	588	401	1,103	855
Other adjustments (A)	506	144	1,400	254
Adjusted EBITDA	$3,440	$5,735	$7,150	$12,232
Adjusted EBITDA Margin	11.2%	18.7%	11.5%	19.7%
(A)
Other adjustments consist of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Severance	$6	$—	$357	$—
Other (a)	500	144	1,043	254
Total other adjustments	$506	$144	$1,400	$254

(a)
For the three months ended June 30, 2026, represents an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, legal and other professional fees of $274 related to international initiatives, the accrual for an earnout bonus of $344 and the add back of an unrealized gain on the Australian trust of $166. For the six months ended June 30, 2026, represents an ASC 842 rent adjustment of $96 related to the amortization of property lease incentives, legal and other professional fees of $322 related to international initiatives, set up fees related to the establishment of a donor advised fund of $25, a sign-on bonus of $5, rent expense of $8 incurred while waiting for the build out of a lease to be completed, the accrual for an earnout bonus of $674 and the add back of an unrealized gain on the Australian trust of $87. For the three months ended June 30, 2025, represents an ASC 842 rent adjustment of $48 related to the amortization of property lease incentives, legal fees of $84 related to our application for licensure in the European Union (the “EU”) and rent expense of $12. For the six months ended June 30, 2025, represents an ASC 842 rent adjustment of $96 related to the amortization of property lease incentives, legal fees of $84 related to our application for licensure in the EU, sign-on bonuses paid to certain employees of $62 and rent expense of $12.

Exhibit 3

Silvercrest Asset Management Group Inc.

Reconciliation of GAAP to non-GAAP (“Adjusted”)
Adjusted Net Income and Adjusted Earnings Per Share Measures
(Unaudited and in thousands, except per share amounts or as noted)

Adjusted Net Income and Adjusted Earnings Per Share	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of non-GAAP financial measure:
Net income	$469	$3,149	$1,002	$7,077
Consolidated GAAP Provision for income taxes	548	1,060	1,065	2,234
Delaware Franchise Tax	50	50	100	100
Other adjustments (A)	506	144	1,400	254
Adjusted earnings before provision for income taxes	1,573	4,403	3,567	9,665
Adjusted provision for income taxes:
Adjusted provision for income taxes (26% assumed tax rate)	(409)	(1,145)	(927)	(2,513)

Adjusted net income	$1,164	$3,258	$2,640	$7,152

GAAP net income per share (B):
Basic	$0.02	$0.21	$0.05	$0.47
Diluted	$0.02	$0.21	$0.05	$0.47

Adjusted earnings per share/unit (B):
Basic	$0.10	$0.26	$0.22	$0.57
Diluted	$0.10	$0.25	$0.22	$0.54

Shares/units outstanding:
Basic Class A shares outstanding	7,751	8,501	7,751	8,501
Basic Class B shares/units outstanding	4,097	4,127	4,097	4,127
Total basic shares/units outstanding	11,848	12,628	11,848	12,628

Diluted Class A shares outstanding (C)	7,802	8,525	7,802	8,525
Diluted Class B shares/units outstanding (D)	4,283	4,630	4,283	4,630
Total diluted shares/units outstanding	12,085	13,155	12,085	13,155
(A)
See A in Exhibit 3.
(B)
GAAP earnings per share is strictly attributable to Class A stockholders. Adjusted earnings per share takes into account earnings attributable to both Class A and Class B stockholders.
(C)
Includes 50,655 and 23,426 unvested restricted stock units at June 30, 2026 and 2025, respectively.
(D)
Includes 98,992 and 137,100 unvested restricted stock units at June 30, 2026 and 2025, respectively, and 86,764 and 366,293 unvested non-qualified options at June 30, 2026 and 2025, respectively.

Exhibit 4

Silvercrest Asset Management Group Inc.

Condensed Consolidated Statements of Financial Condition
(Unaudited and in thousands)

	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$20,741	$44,069
Investments	2,144	1,030
Receivables, net	8,827	11,788
Due from Silvercrest Funds	910	326
Furniture, equipment and leasehold improvements, net	7,609	7,715
Goodwill	63,675	63,675
Operating lease assets	15,960	17,376
Finance lease assets	317	322
Intangible assets, net	13,535	14,451
Deferred tax asset	822	1,494
Prepaid expenses and other assets	5,406	4,361
Total assets	$139,946	$166,607
Liabilities and Equity
Accounts payable and accrued expenses	$4,217	$4,282
Accrued compensation	19,988	43,421
Borrowings under credit facility	9,500	4,023
Operating lease liabilities	17,943	19,625
Finance lease liabilities	326	330
Deferred tax and other liabilities	10,126	10,042
Total liabilities	62,100	81,723
Commitments and Contingencies (Note 10)
Equity
Preferred Stock, par value $0.01, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock, par value $0.01, 50,000,000 shares authorized; 10,926,170 and 7,751,149 issued and outstanding, respectively, as of June 30, 2026; 10,838,804 and 7,782,884 issued and outstanding, respectively, as of December 31, 2025	109	108
Class B Common Stock, par value $0.01, 25,000,000 shares authorized; 4,096,618 and 4,119,699 issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	39	40
Additional Paid-In Capital	59,451	58,875
Treasury Stock, at cost, 3,175,021 and 3,055,920 shares as of June 30, 2026 and December 31, 2025, respectively	(52,316)	(50,426)
Accumulated other comprehensive income (loss)	(170)	(67)
Retained earnings	38,922	41,744
Total Silvercrest Asset Management Group Inc.’s equity	46,035	50,274
Non-controlling interests	31,811	34,610
Total equity	77,846	84,884
Total liabilities and equity	$139,946	$166,607

Exhibit 5

Silvercrest Asset Management Group Inc.

Total Assets Under Management

(Unaudited and in billions)

Total Assets Under Management:

	Three Months Ended June 30,		% Change from June 30,
	2026	2025	2025
Beginning assets under management	$35.7	$35.3	1.1%

Gross client inflows	1.1	0.9	22.2%
Gross client outflows	(2.2)	(1.3)	69.2%
Net client flows	(1.1)	(0.4)	175.0%

Market appreciation	2.4	1.8	33.3%
Ending assets under management	$37.0	$36.7	0.8%

	Six Months Ended June 30,		% Change from June 30,
	2026	2025	2025
Beginning assets under management	$37.0	$36.5	1.4%

Gross client inflows	2.1	2.3	-8.7%
Gross client outflows	(4.0)	(2.5)	60.0%
Net client flows	(1.9)	(0.2)	850.0%

Market appreciation	1.9	0.4	375.0%
Ending assets under management	$37.0	$36.7	0.8%

Exhibit 6

Silvercrest Asset Management Group Inc.

Discretionary Assets Under Management

(Unaudited and in billions)

Discretionary Assets Under Management:

	Three Months Ended June 30,		% Change from June 30,
	2026	2025	2025
Beginning assets under management	$23.1	$22.7	1.8%

Gross client inflows	0.7	0.6	16.7%
Gross client outflows	(1.5)	(1.0)	50.0%
Net client flows	(0.8)	(0.4)	100.0%

Market appreciation	2.4	1.4	71.4%
Ending assets under management	$24.7	$23.7	4.2%

	Six Months Ended June 30,		% Change from June 30,
	2026	2025	2025
Beginning assets under management	$24.0	$23.3	3.0%

Gross client inflows	1.1	1.6	-31.3%
Gross client outflows	(2.9)	(1.7)	70.6%
Net client flows	(1.8)	(0.1)	NM

Market appreciation	2.5	0.5	400.0%
Ending assets under management	$24.7	$23.7	4.2%

NM = Not Meaningful

Exhibit 7

Silvercrest Asset Management Group Inc.

Non-Discretionary Assets Under Management

(Unaudited and in billions)

Non-Discretionary Assets Under Management:

	Three Months Ended June 30,		% Change from June 30,
	2026	2025	2025
Beginning assets under management	$12.6	$12.6	0.0%

Gross client inflows	0.4	0.3	33.3%
Gross client outflows	(0.7)	(0.3)	133.3%
Net client flows	(0.3)	—	NM

Market appreciation	—	0.4	-100.0%
Ending assets under management	$12.3	$13.0	-5.4%

	Six Months Ended June 30,		% Change from June 30,
	2026	2025	2025
Beginning assets under management	$13.0	$13.2	-1.5%

Gross client inflows	1.0	0.7	42.9%
Gross client outflows	(1.1)	(0.8)	37.5%
Net client flows	(0.1)	(0.1)	0.0%

Market depreciation	(0.6)	(0.1)	500.0%
Ending assets under management	$12.3	$13.0	-5.4%

NM = Not Meaningful

Exhibit 8

Silvercrest Asset Management Group Inc.

Assets Under Management

(Unaudited and in billions)

	Three Months Ended June 30,
	2026	2025
Total AUM as of March 31,	$35.705	$35.328
Discretionary AUM:
Total Discretionary AUM as of March 31,	$23.088	$22.655
New client accounts/assets (1)	0.111	0.080
Closed accounts (2)	(0.207)	(0.071)
Net cash inflow/(outflow) (3)	(0.713)	(0.426)
Non-discretionary to Discretionary AUM (4)	(0.002)	—
Market appreciation	2.468	1.430
Change to Discretionary AUM	1.657	1.013
Total Discretionary AUM at June 30,	24.745	23.668
Change to Non-Discretionary AUM (5)	(0.339)	0.332
Total AUM as of June 30,	$37.023	$36.673

	Six Months Ended June 30,
	2026	2025
Total AUM as of January 1,	$37.046	$36.455
Discretionary AUM:
Total Discretionary AUM as of January 1,	$23.984	$23.319
New client accounts/assets (1)	0.192	0.517
Closed accounts (2)	(0.388)	(0.125)
Net cash inflow/(outflow) (3)	(1.533)	(0.540)
Non-discretionary to Discretionary AUM (4)	0.002	0.001
Market appreciation	2.488	0.497
Change to Discretionary AUM	0.761	0.350
Total Discretionary AUM at June 30,	24.745	23.669
Change to Non-Discretionary AUM (5)	(0.784)	(0.132)
Total AUM as of June 30,	$37.023	$36.673
(1)
Represents new account flows from both new and existing client relationships.
(2)
Represents closed accounts of existing client relationships and those that terminated.
(3)
Represents periodic cash flows related to existing accounts.
(4)
Represents client assets that converted to Discretionary AUM from Non-Discretionary AUM.
(5)
Represents the net change to Non-Discretionary AUM.

Exhibit 9

Silvercrest Asset Management Group Inc.

Equity Investment Strategy Composite Performance1, 2

As of June 30, 2026

(Unaudited)

PROPRIETARY EQUITY PERFORMANCE [1,2]	ANNUALIZED PERFORMANCE
	INCEPTION	1-YEAR	3-YEAR	5-YEAR	7-YEAR	INCEPTION
Large Cap Value Composite	4/1/02	21.8	15.6	10.2	12.3	10.1
Russell 1000 Value Index		27.1	17.8	11.2	12.1	8.7

Small Cap Value Composite	4/1/02	18.4	9.6	5.8	9.0	10.1
Russell 2000 Value Index		43.0	18.7	8.2	11.4	8.8

Smid Cap Value Composite	10/1/05	23.7	14.6	7.2	9.6	9.9
Russell 2500 Value Index		38.5	19.4	10.3	12.3	9.0

Multi Cap Value Composite	7/1/02	22.3	15.9	8.5	11.1	10.1
Russell 3000 Value Index		27.8	17.8	11.0	12.0	9.2

Equity Income Composite	12/1/03	24.8	15.2	9.2	9.9	11.3
Russell 3000 Value Index		27.8	17.8	11.0	12.0	9.4

Focused Value Composite	9/1/04	29.6	18.3	7.6	9.0	10.3
Russell 3000 Value Index		27.8	17.8	11.0	12.0	9.2

Global Value Opportunity Composite	1/1/20	38.0	23.1	15.0	0.0	14.8
MSCI ACWI Value - Net Index		23.1	17.5	10.4	0.0	10.1

Small Cap Opportunity Composite	7/1/04	30.0	14.2	7.0	11.4	11.3
Russell 2000 Index		40.8	18.6	7.0	11.3	9.2

Small Cap Growth Composite	7/1/04	75.6	23.6	8.7	17.1	12.5
Russell 2000 Growth Index		38.7	18.4	5.6	10.8	9.5

Smid Cap Growth Composite	1/1/06	47.6	21.5	5.7	16.4	12.3
Russell 2500 Growth Index		32.9	16.4	5.0	11.1	10.2

[1]

Returns are based upon a time weighted rate of return of various fully discretionary equity portfolios with similar investment objectives, strategies and policies and other relevant criteria managed by Silvercrest Asset Management Group LLC (“SAMG LLC”), a subsidiary of Silvercrest. Performance results are gross of fees and net of commission charges. An investor’s actual return will be reduced by the advisory fees and any other expenses it may incur in the management of the investment advisory account. SAMG LLC’s standard advisory fees are described in Part 2 of its Form ADV. Actual fees and expenses will vary depending on a variety of factors, including the size of a particular account. Returns greater than one year are shown as annualized compounded returns and include gains and accrued income and reinvestment of distributions. Past performance is no guarantee of future results. This piece contains no recommendations to buy or sell securities or a solicitation of an offer to buy or sell securities or investment services or adopt any investment position. This piece is not intended to constitute investment advice and is based upon conditions in place during the period noted. Market and economic views are subject to change without notice and may be untimely when presented here. Readers are advised not to infer or assume that any securities, sectors or markets described were or will be profitable. SAMG LLC is an independent investment advisory and financial services firm created to meet the investment and administrative needs of individuals with substantial assets and select institutional investors. SAMG LLC claims compliance with the Global Investment Performance Standards (GIPS®).

[2]	The market indices used to compare to the performance of Silvercrest’s strategies are as follows:

The Russell 1000 Index is a capitalization-weighted, unmanaged index that measures the 1000 largest companies in the Russell 3000. The Russell 1000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 1000 Index companies with lower price-to-book ratios and lower expected growth values.

The Russell 2000 Index is a capitalization-weighted, unmanaged index that measures the 2000 smallest companies in the Russell 3000. The Russell 2000 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values. The Russell 2000 Growth Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with higher price-to-book ratios and higher forecasted growth.

The Russell 2500 Index is a capitalization-weighted, unmanaged index that measures the 2500 smallest companies in the Russell 3000. The Russell 2500 Value Index is a capitalization-weighted, unmanaged index that includes those Russell 2000 Index companies with lower price-to-book ratios and lower expected growth values. The Russell 2500 Growth Index is a capitalization-weighted, unmanaged index that includes those Russell 2500 Index companies with higher price-to-book ratios and higher forecasted growth.

The Russell 3000 Value Index is a capitalization-weighted, unmanaged index that measures those Russell 3000 Index companies with lower price-to-book ratios and lower forecasted growth.

MSCI ACWI Value - Net Index captures large and mid-cap securities across 23 Developed and 24 Emerging Markets, identifying stocks with high value characteristics (low price-to-book, low forward earnings-to-price, and high dividend yield). It represents a value-style subset of the broader MSCI ACWI Index, focusing on undervalued companies.